EXHIBIT 10.2

LANDBANK GROUP, INC.
OPTION TERMINATION AGREEMENT

THIS OPTION TERMINATION AGREEMENT (this “Agreement”) is made as of August __, 2007, by and among Landbank Group, Inc., a Delaware corporation (the “Company”), and ___________________________ (the “Option Holder”).

RECITALS

WHEREAS, the Option Holder received options (the “Options”), dated ____________, to purchase ___________ shares of the Common Stock, par value $0.0001 per share, of the Company;

WHEREAS, as of the date hereof, the Option Holder has not exercised any of the Options, nor have any of the Options vested; and

WHEREAS, the Company desires, and the Option Holder agrees, to explicitly terminate the Options as of the date of this Agreement;

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.           Termination of Options.  The Company and the Option Holder hereby agree to terminate the Options, effective as of the date of this Agreement.

2.           Authorization.  Each party hereto represents and warrants that it is authorized to take the actions contemplated hereunder and shall take such further actions and do such further things necessary to fulfill the purposes of this Agreement.

3.           Governing Law.  This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LANDBANK GROUP, INC.

By:

Name:

Its:

OPTION HOLDER

By:

Name:
           (please print)